UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 22, 2008

GLOBAL GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On May 22, 2008, the government of Armenia issued a “special exploration license” to the Company for the Tukhmanuk mining property located in central Armenia, between the Aragatsotn and Kotayk provinces. The license is effective May 13, 2008 and expires on May 13, 2010 with the option of being extended for an additional two years after that. The special exploration license does not affect the Company’s existing mining license over the smaller “Central Section” of the property. The special exploration license expands the prior license term and increases the license area by approximately 618 acres, from approximately 10,297 acres to approximately 10,915 acres with coordinates as follows:

7.	X = 8453900	9.	X = 8451350	11.	X = 8453380
	Y = 4502500		Y =4501950		Y =4500525
8.	X = 8450850	10.	X = 8452550
	Y = 4502400		Y =4501680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL GOLD CORPORATION

Dated: May 22, 2008

Global Gold Corporation By: /s/Van Z. Krikorian --------------------- Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer